Exhibit 10.49

Travel Advance Application

Dalian Tongda Equipment and Technology Development Co.,

I hereunder apply for travel advance RMB 100,000 ONLY (Say: ONE HUNDRED THOUSAND) due to business travel needs.

Applicant: Wang Yukai

Signature: /s/ Wang Yukai

Date: Jan 5th 2010